Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT:

Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, February 18, 2009

GLIMCHER REPORTS 2008 RESULTS AND PROVIDES
2009 EARNINGS GUIDANCE

•       2008 releasing spreads for mall stores increased 15% over prior store rents

•       94% wholly-owned core mall store occupancy at December 31, 2008

•       $119 million of 2009 mortgage debt maturities addressed

COLUMBUS, OH – February 18, 2009 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the fourth quarter and year ended December 31, 2008.  The Company also provided Funds From Operations (FFO) and earnings guidance for 2009.  References to per share amounts are based on diluted common shares.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

Net income available to common shareholders during the fourth quarter of 2008 was $1.7 million, or $0.04 per share, as compared to a loss of $21.3 million, or $0.56 per share, in the fourth quarter of 2007.  Funds From Operations (“FFO”) during the fourth quarter of 2008 was $23.9 million, compared to $(0.9) million in the fourth quarter of 2007.  On a per share basis, FFO during the fourth quarter of 2008 was $0.59 per share compared to $(0.02) per share for the fourth quarter of 2007.  Included in the results for the fourth quarter of 2007 were non-cash impairment charges of $28.0 million.

For the year ended December 31, 2008, net loss to common shareholders was $0.7 million or $0.02 per share, compared to net income of $20.9 million, or $0.56 per share, for the year ended December 31, 2007.  FFO for the year ended December 31, 2008 was $83.1 million, or $2.04 per share, as compared to $55.4 million, or $1.37 per share, in 2007.  Included in the results for the fiscal year 2007 were non-cash impairment and defeasance charges of $30.2 million.

“We are pleased with the relative strength of our mall portfolio heading into fiscal year 2009 as evidenced by the solid operating fundamentals we reported for the fourth quarter of 2008,”  stated Michael P. Glimcher, Chairman of the Board and Chief Executive Officer.  “While we would rather forecast growth for this year, we believe our 2009 guidance is reflective of the challenging economic environment we are currently experiencing.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Quarter Ended December 31,		For Year Ended December 31,
	2008	2007	2008	2007
Revenues	$81,956	$84,582	$319,136	$302,166
Net income (loss) available to common shareholders	$1,723	$(21,303)	$(668)	$20,920
Income (loss) earnings per diluted common share	$0.04	$(0.56)	$(0.02)	$0.56
FFO	$23,931	$(881)	$83,126	$55,395
FFO per diluted common share	$0.59	$(0.02)	$2.04	$1.37

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Highlights

•
Total revenues were $82.0 million in the fourth quarter of 2008 compared to revenues of $84.6 million for the fourth quarter of 2007.  The $2.6 million decrease in revenue relates primarily to a $1.5 million decline in outparcel sales, $746,000 decrease in base rents and $231,000 decrease in straight-line rents.  The decrease in base rents relates primarily to the write off of non-cash inducements and lost rents related to the closing of some Steve & Barry’s stores.  These decreases were partially offset by a $286,000 increase in lease termination income.

•
Revenues for the year ended December 31, 2008 were $319.1 million, a 5.6% increase from the prior year.  The $17.0 million increase in revenues for fiscal year 2008 related primarily to $6.7 million in additional base rent ($6.0 million from the acquisition of Merritt Square Mall (“Merritt”) in October of 2007), $3.3 million of increased revenue from the sale of outparcels, $2.2 million of increased management fee income primarily related to fees associated with Scottsdale Quarter, $4.6 million of increased revenue from tenant reimbursements primarily related to the acquisition of Merritt ($2.5 million) and higher reimbursable expenses for comparable properties.

•
Net income available to common shareholders for the fourth quarter of 2008 was $1.7 million compared to a net loss of $(21.3) million for the fourth quarter of 2007. The increase in income primarily relates to $28.0 million of non-cash impairment charges recognized in the fourth quarter of 2007 and a $1.0 million decrease in interest expense in the fourth quarter of 2008.  This increase was partially offset by lower base and straight line rents of $1.0 million, higher operating expenses of $1.6 million and higher depreciation expense of $0.9 million.

~~•~~
Net income available to common shareholders for fiscal year 2008 decreased $21.6 million compared to 2007.  The reduction in income relates to the gain recognized (net of non-cash impairment charges) from the sale of assets in 2007 of $15.7 million, reduced income from the discontinued operations of $5.9 million and lower contribution from the joint venture properties of $1.8 million.  These reductions were partially offset by a decrease of $6.2 million in interest expense in fiscal year 2008.

•
Net operating income for comparable wholly-owned mall properties (“Comp Malls”) decreased 2.0% in the fourth quarter of 2008 over the fourth quarter of 2007 when excluding the impact of the Steve & Barry’s bankruptcy and liquidation (decrease of 2.6% when including the impact of Steve & Barry’s).  Net operating income was up nearly 0.5% for the fiscal year 2008 compared to the fiscal year 2007 when excluding the impact of the Steve & Barry’s bankruptcy and liquidation and flat when including the impact of Steve & Barry’s.  Comp Malls exclude the Company’s joint venture and, held for sale malls as well as Merritt because it was acquired in October 2007.

•
Average store rents for the Company’s wholly-owned malls, excluding malls held for sale, (“Core Malls”) were $31.77 per square foot at December 31, 2008, an increase of 1.1% from the $31.43 per square foot at December 31, 2007.  Re-leasing spreads for the leases signed during fiscal year 2008 were favorable by 15% with base rents averaging $30.95 per square foot.  Core Malls excludes the Company’s malls held in joint ventures and held for sale malls.

•	Occupancy for stores in Core Malls was 94.4% at December 31, 2008 compared to 94.2% at December 31, 2007.

•
Average retail sales for stores in the Core Malls decreased 3.3% to $356 per square foot for the year ending December 31, 2008 compared to $368 per square foot for the year ending at December 31, 2007.  Comparable mall store sales for the Company’s Core Malls decreased 3.9% for the year ending December 31, 2008 compared to the same period in 2007.

•
Debt-to-total-market capitalization at December 31, 2008 (including the Company’s pro-rata share of joint venture debt) was 84.2% based on the common share closing price of $2.81, compared to 67.1% at December 31, 2007 based on the common share closing price of $14.29.  Debt with fixed rates represented approximately 87% of the Company’s total outstanding borrowings at December 31, 2008 as compared to 85% as of December 31, 2007.  The increase in the debt-to-market capitalization is primarily the result of the decrease in the Company’s common share price.

•	As of December 31, 2008, the Company is in compliance with the financial covenants under its credit facility.

•
As of the date of this release, the Company has addressed $119 million of its mortgage loans that mature in 2009.  The Company paid-off the $30 million Great Mall loan on January 5, 2009 primarily with proceeds from the sale of the property.  Additionally, on February 2, 2009, the Company repaid the existing $46 million loan on Grand Central Mall.  The Company refinanced Grand Central Mall with a new $25 million mortgage loan.  For a period of six months after the initial funding, the loan amount can be increased up to $47 million.  Finally, the Company has formally addressed its Eastland Charlotte Mall $43 million loan maturity.  The agreement provides for a 12 month extension on the loan with operating losses capped during the extension period.  If the property is not sold by the end of September 2009, the loan will be assumed by the servicer without any penalty or event of default.

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2009 Outlook

As of the date of this release, the Company expects diluted net (loss) income per share to be in the range of $(0.05) to $0.05 for the year ending December 31, 2009 and expects diluted FFO per share to be in the range of $1.85 to $1.95 for the year ending December 31, 2009.

The Company’s expectations for 2009 are based upon the following key factors and assumptions:

•
A decrease in Core Mall net operating income of 2% to 3% based upon an occupancy decrease of approximately 1.5% to 2.5% and recovery rates consistent with 2008 levels for the Core Malls (flat to a decrease of up to 1% when including the positive impact of redevelopment).

•	Lease termination income and gain on sales of outparcels of $2.5 to $3.5 million.
•	Bad debt expense of $5.5 to $6.5 million.
•	General and administrative expenses of $17.5 to $18.0 million for the year.
•
$30 to $35 million of capital investment related to new development and redevelopment projects (approximately $20 million of equity contributions in Scottsdale Quarter with the remainder to finish the Company’s in-progress redevelopment projects).

•	$15 to $20 million of recurring capital expenditures and tenant allowance/improvements.
•	An average LIBOR rate of 1.25% to 1.75% for the remainder of 2009.
•
$70 million of proceeds from financings within the Company’s Core Mall portfolio with short-term floating rate debt at an effective rate of 6.0% (Polaris Lifestyle Addition - $25 million and Grand Central Mall -$45 million).

•	$20 to $25 million of refinanced short term debt on the Company’s unconsolidated Tulsa Promenade property with an effective rate of 6.5% per annum.
•	Execution of the one-year extension option to extend the maturity date of the Company's credit facility to December 13, 2010.
•	Estimated capacity on the Company’s line of credit facility of $70 to $100 million as of December 31, 2009.

The Company continues to evaluate opportunities to enter into joint venture agreements or to sell a portion of its mall portfolio.  With the uncertainty created by the current capital markets, it is difficult to forecast the timing, pricing, and size of any opportunity or whether such transaction will be consummated.   Accordingly, the impact of any potential transaction has not been reflected in the 2009 earnings guidance.

A reconciliation of the range of estimated diluted net income per share to FFO per share for 2009 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.05)	$0.05
Add: Real estate depreciation and amortization*	1.90	1.90
Estimated FFO per share	$1.85	$1.95

* wholly owned properties and pro rata share of joint ventures

For the first quarter of 2009, the Company estimates diluted net loss per share to be in the range of $(0.04) to $0.00 and FFO per share to be in the range of $0.42 to $0.46.  A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the first quarter of 2009 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.04)	$0.00
Add: Real estate depreciation and amortization*	0.46	0.46
Estimated FFO per share	$0.42	$0.46

* wholly owned properties and pro rata share of joint ventures

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Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Fourth Quarter Conference Call

Glimcher’s fourth quarter investor conference call is scheduled for 11 a.m. ET on Thursday, February 19, 2009.  Those wishing to join this call may do so by calling (866) 275.3409, Passcode:  14093006.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on February 19, 2009 and continue through March 5, 2009.  Supplemental information about the fourth quarter operating results is available on the Company’s web site, at www.sec.gov or by calling (614) 887-5844.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At December 31, 2008, the Company’s mall portfolio, including assets held through one of the Company’s strategic joint ventures, consisted of 23 properties located in 14 states with gross leasable area totaling approximately 20.9 million square feet.  The community center portfolio is comprised of four properties representing approximately 769,000 square feet.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, to changes in political, economic or market conditions generally and the real estate and capital markets specifically; impact of increased competition; availability of capital and financing;  tenant or joint venture partner(s) bankruptcies;  failure to increase mall store occupancy and same-mall operating income;  rejection of leases by tenants in bankruptcy; financing and development risks; construction and lease-up delay; cost overruns; the level and volatility of interest rate; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the failure of the Company to make additional investments in regional mall properties and to redevelop properties; failure to complete proposed or anticipated acquisitions; the failure to sell properties as anticipated and to obtain estimated sale prices;  the failure to upgrade the Company’s tenant mix; restrictions in current financing arrangements;  the failure to fully recover tenant obligations for common area maintenance; insurance, taxes and other property expense; the impact of changes to tax legislation and, generally, the Company’s tax position; the failure of the Company to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; an increase in impairment charges with respect to other properties as well as impairment charges with respect to properties for which there has been a prior impairment charge; loss of key personnel; material changes in the Company’s dividend rates on its securities or the ability to pay its dividend on its common shares or other securities; possible restrictions on the Company’s ability to operate or dispose of any partially-owned properties; failure to achieve earnings/funds from operations targets or estimates; conflicts of interest with existing joint venture partners; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues, bankruptcies of lending institutions within the Company’s construction loans and corporate credit facility as well as other risks listed from time to time in this news release and in the Company’s other reports and statements filed with the Securities and Exchange Commission.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Quarter ended December 31,
Statement of Operations	2008	2007

Total revenues	$81,956	$84,582
Total expenses (1)	(55,230)	(55,467)
Operating income	26,726	29,115
Interest expense, net	(19,912)	(20,887)
Equity in loss of unconsolidated entities, net	(565)	(424)
Income before minority interest in operating partnership
and discontinued operations	6,249	7,804

Minority interest in operating partnership	-	1,682
Income from continuing operations	6,249	9,486
Discontinued operations:
Impairment charges	-	(25,114)
Loss on sale of properties	(8)	-
Loss from operations	(159)	(1,316)
Net income (loss)	6,082	(16,944)
Less: Preferred stock dividends	(4,359)	(4,359)
Net income (loss) available to common shareholders	$1,723	$(21,303)

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income (loss) available to common shareholders	$1,723		$(21,303)
Minority interest in operating partnership	-		(1,682)
	1,723	$0.04	(22,985)	$(0.56)
Real estate depreciation and amortization	20,474	$0.51	20,386	0.50
Equity in loss of unconsolidated entities	565	$0.01	424	0.01
Pro-rata share of joint venture funds from operations	1,161	$0.03	1,294	0.03
Loss on sale of properties	8	0.00	-	-
Funds From Operations	$23,931	$0.59	$(881)	$(0.02)

Weighted average common shares outstanding - basic	37,618		37,567
Weighted average common shares outstanding - diluted	40,791		40,701

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.05		$0.08
Discontinued operations per common share	$(0.00)		$(0.65)
Income (loss) income per common share	$0.05		$(0.57)

Net income available to common shareholders before
discontinued operations per diluted common share	$0.05		$0.08
Discontinued operations per diluted common share	$(0.00)		$(0.65)
Income (loss) per diluted common share	$0.04		$(0.56)
Funds from operations per diluted common share	$0.59		$(0.02)

(1) Expenses include a non-cash impairment charge related to continuing operations of $2,914 in 2007.

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Year ended December 31,
Statement of Operations	2008	2007

Total revenues	$319,136	$302,166
Total expenses (1)	(219,751)	(199,724)
Operating income	99,385	102,442
Interest expense, net	(81,098)	(87,291)
Equity in (loss) income of unconsolidated entities, net	(709)	1,133
Income before minority interest in operating partnership
and discontinued operations	17,578	16,284

Minority interest in operating partnership	-	(1,635)
Income from continuing operations	17,578	14,649
Discontinued operations:
Impairment charges	-	(27,464)
Gain on sale of properties	1,244	47,349
(Loss) income from operations	(2,053)	3,823
Net income	16,769	38,357
Less: Preferred stock dividends	(17,437)	(17,437)
Net (loss) income available to common shareholders	$(668)	$20,920

Reconciliation of Net (Loss) Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net (loss) income available to common shareholders	$(668)		$20,920
Minority interest in operating partnership	-		1,635
	(668)	$(0.02)	22,555	$0.56
Real estate depreciation and amortization	79,603	1.95	75,058	1.86
Equity in loss (income) of unconsolidated entities	709	0.02	(1,133)	(0.03)
Pro-rata share of joint venture funds from operations	4,726	0.12	6,264	0.15
Gain on sale of properties	(1,244)	(0.03)	(47,349)	(1.17)
Funds From Operations	$83,126	$2.04	$55,395	$1.37

Weighted average common shares outstanding - basic	37,601		37,232
Weighted average common shares outstanding - diluted	40,762		40,542

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$-		$(0.03)
Discontinued operations per common share	$(0.02)		$0.59
(Loss) income per common share	$(0.02)		$0.56

Net income (loss) available to common shareholders before
discontinued operations per diluted common share	$-		$(0.03)
Discontinued operations per diluted common share	$(0.02)		$0.59
(Loss) income per diluted common share	$(0.02)		$0.56
Funds from operations per diluted common share	$2.04		$1.37

(1) Expenses include a non-cash impairment charge related to continuing operations of $2,914 in 2007.

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	December 31,	December 31,
	2008	2007

Investment in real estate, net	$1,759,598	$1,710,003
Total assets	$1,876,313	$1,830,947
Mortgage notes and other notes payable	$1,659,953	$1,552,210
Debt / Market capitalization	83.6%	66.2%
Debt / Market capitalization including pro-rata share of joint ventures	84.2%	67.1%

	December 31,	December 31,
	2008	2007
Occupancy:
Core Malls (1):
Mall Anchors	94.0%	97.8%
Mall Stores	94.4%	94.2%
Total Consolidated Mall Portfolio	94.1%	96.5%

Malls including Joint Ventures (2):
Mall Anchors	93.8%	97.8%
Mall Stores	93.8%	93.8%
Total Mall Portfolio	93.8%	96.3%

Average Base Rents:
Core Malls (1):
Mall Anchors	$6.11	$6.25
Mall Stores	$31.77	$31.43

Malls including Joint Ventures (2):
Mall Anchors	$6.48	$6.64
Mall Stores	$31.30	$30.95

(1) Excludes the two mall properties held for sale - Eastland Mall in Charlotte, North Carolina and The Great Mall of the Great Plains in Olathe, Kansas
and the company's two joint venture malls.
(2) Excludes the two mall properties held for sale - Eastland Mall in Charlotte, North Carolina and The Great Mall of the Great Plains in Olathe, Kansas.

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